SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  November 17, 2003

Franklin Receivables LLC
(Exact name of registrant as specified in its charter)
Delaware	333-106297	94-3301790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 West 200 South, Suite 500 Salt Lake City, Utah 84101
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (801) 238-6700

Item 5. Other Events

Filing of Computational Materials

Copies of the Computational Materials (as defined below) prepared and distributed by Citigroup Global Markets Inc., in connection with the issuance by Franklin Auto Trust 2003-2 of Auto Loan Asset-Backed Notes, Series 2003-2 are being filed on this Form 8-K.  The term “Computational Materials” shall have the meaning given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission (the “SEC”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and supplemented in the No-Action Letter of February 17, 1995 issued by the SEC to the Public Securities Association.

Item 7.

Financial Statements, Pro Forma Financial

Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(a)

Exhibits:

99.1              Computational Materials of Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RECEIVABLES LLC

By: /s/ Harold E. Miller, Jr.

Harold E. Miller, Jr.

President and Chief Executive Officer

Dated: November 21, 2003

Exhibit Index

Exhibit

Page

99.1

Computational Materials of Citigroup Global Markets Inc.

McKee Nelson LLP

Five Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

VIA EDGAR

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

RE:

Franklin Receivables LLC

Asset-Backed, Series 2003-2

Ladies and Gentlemen:

We have acted as counsel for Franklin Receivables LLC, a Delaware limited liability company (the “Company”).  We enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K in connection with the above-referenced transaction.

Very truly yours,

/s/ Matthew P. Joseph

Matthew P. Joseph

Enclosure